UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 15, 2013, Eastman Kodak Company (the “Company”), on behalf of itself and its bankruptcy estate, entered into an Asset Purchase Agreement (the “Brother Agreement”) with Brother Industries, Ltd. (“Brother”), pursuant to which Brother would have acquired certain assets and would have assumed certain obligations primarily related to Kodak’s Document Imaging business.

On April 28, 2013, the Company delivered to Brother a notice of termination of the Brother Agreement, which termination became effective immediately.  The Company terminated the Brother Agreement based on its decision to pursue a transaction with KPP Trustees Limited (“KPP”), the Company’s largest creditor in the Company’s bankruptcy proceedings.  An announcement of a comprehensive settlement with KPP is set forth in the Company’s report on Form 8-K filed on April 29, 2013.

A description of the terms and conditions of the Brother Agreement is set forth in the Company’s report on Form 8-K filed on April 19, 2013, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Patrick M. Sheller
General Counsel,
Secretary and Chief Administrative Officer

 Date: May 2, 2013